EXHIBIT 99.1

TRUEBLUE ACQUIRES WORKFORCE EFFICIENCY SPECIALIST SIMOS

TACOMA, WA-Dec. 1, 2015-TrueBlue, a leading provider of specialized workforce solutions, has acquired workforce efficiency specialist SIMOS Insourcing Solutions, expanding its workforce management group to deliver even more powerful talent solutions. SIMOS provides on premise staffing solutions for several Fortune 500 companies who are on the cutting edge of using contingent labor to increase performance.

SIMOS’ workforce management programs leverage a combination of precision recruiting, on premise management, and process engineering to improve clients’ operational productivity and performance.

“SIMOS selected TrueBlue as its partner because it showed a strong desire to continue to build on our business and provide resources while keeping our management team in place,” said Tim Sims, who founded SIMOS in 2003.  “We’re delighted to have a fantastic partner in TrueBlue, who will work with us to continue to provide the highest level of service to clients.”

According to TrueBlue President and COO Patrick Beharelle, Atlanta-based SIMOS will join TrueBlue’s workforce management group which includes Staff Management | SMX, Centerline and PlaneTechs. SIMOS will continue to be managed by President and CEO Kelly Carlson.

“We are excited to add SIMOS’ workforce performance-improvement programs and industry-leading expertise to TrueBlue’s portfolio,” said Beharelle. “Adding SIMOS and the incredible talent they bring to TrueBlue will provide our clients with new ways to transform their business and increase productivity.”

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, workforce management, and recruitment process outsourcing solutions. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects as many as 750,000 people to work each year. Learn more at www.trueblue.com.

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Contact:
Derrek Gafford, EVP & CFO
253-680-8214